UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 20, 2006

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PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-15491	22-2562955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of principal executive offices) (Zip Code)

954-316-9008

(Registrant’s telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01

Other Events

On June 21, 2006, Parlux Fragrances, Inc. (the “Company”) announced that on June 20, 2006, the Independent Committee (the “Committee”) of the Board of Directors of Parlux, through their counsel, sent a response (the “Response”) to the proposal received from PF Acquisition of Florida LLC (“Acquisition Co.”), which is owned by Ilia Lekach, Chairman and CEO of Parlux, to acquire all of the outstanding common shares of Parlux, pursuant to an offer at a price of $29.00 ($14.50 after the recent stock split) per share in cash (the “Proposal”). Also on June 20, 2006, the Committee received a follow-up letter to the Response (the “Follow-up Letter”) from Acquisition Co. A copy of the Proposal, the Response, the Follow-up Letter and the press release announcing the Response are all attached to this Current Report on Form 8-K and are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit No.	Description
99.1	Proposal dated June 13, 2006 (furnished herewith)
99.2	Response dated June 20, 2006 (furnished herewith)
99.3	Follow-up Letter dated June 20, 2006 (furnished herewith)
99.4	Press release dated June 21, 2006 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 21, 2006

PARLUX FRAGRANCES, INC.
By:	/s/ FRANK A. BUTTACAVOLI
Frank A. Buttacavoli,
Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Proposal dated June 13, 2006 (furnished herewith)
99.2	Response dated June 20, 2006 (furnished herewith)
99.3	Follow-up Letter dated June 20, 2006 (furnished herewith)
99.4	Press release dated June 21, 2006 (furnished herewith)